UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 19, 2019

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Bermuda     74-2692550
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)
Clarendon House, 2 Church Street, Hamilton, Bermuda
(Address of principal executive offices)

1 Helen of Troy Plaza, El Paso, Texas             79912
(Registrant’s United States Mailing Address)            (Zip Code)
(915) 225-8000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.10 Par Value Per Share	HELE	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒                            Accelerated filer ☐
Non-accelerated filer ☐ Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD.

On December 19, 2019, Helen of Troy Limited (the “Company”) issued the press release attached hereto as Exhibit 99.1.

The press release includes financial information not prepared in accordance with generally accepted accounting principles (“Non-GAAP Financial Measures”), including  adjusted EBITDA. The corresponding GAAP financial measure was operating income, which was $207.1 million for the 12 months ended August 31, 2019.  A reconciliation of the Non-GAAP Financial Measures to financial information prepared in accordance with generally accepted accounting principles (“GAAP”), as required by Regulation G, appears in accompanying table to the press release attached as an exhibit to this Form 8-K.  The Company is providing disclosure of the reconciliation of reported Non-GAAP Financial Measures used in the press release, among other places, to its comparable financial measures on a GAAP basis.

The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges on applicable income measures. The Company believes that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.   The material limitation associated with the use of the non-GAAP measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

Item 8.01    Other Events.

On December 19, 2019, the Company entered into a definitive purchase agreement to acquire Drybar Products LLC (d/b/a Drybar) for a purchase price of approximately $255 million in cash, subject to certain customary adjustments.  The acquisition is expected to close by January 31, 2020, subject to customary closing conditions, including regulatory approvals.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
99.1	Press Release dated December 19, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: December 26, 2019	/s/ Brian L. Grass
Brian L. Grass
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

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